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                         1445 & 1455 MCDOWELL BOULEVARD NORTH
                                      NET LEASE


    THIS LEASE, dated February 1, 1993, is made and entered into by and between G & W/Redwood Associates Joint Venture, a California general partnership ("Landlord"), and Advanced Fibre Communications a CALIFORNIA
CORPORATION, ("Tenant").


    1.   PREMISES.

     Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the term of this Lease and at the rent and upon the conditions set forth below, the Premises described in the Basic Lease Information and identified on the floor plan attached hereto as Exhibit A. The Premises are located within the building (the "Building") as described in the Basic Lease Information and part of a two building complex, 1445 & 1455 McDowell Boulevard North (the "Project"). All areas and facilities outside the Building and within the exterior boundaries of the Project that are provided and designated by Landlord from time to time for the general nonexclusive use and convenience of the tenants of the Project, shall be known as "Common Areas".

     2.  TERM.

         (a) The term of this Lease shall commence on the date specified in the Basic Lease Information ("Commencement Date") unless commencement is postponed due to a delay in delivering the Premises as provided in subparagraph
(b) of this section. A "Lease Year" is a period of 12 consecutive calendar months. A "Lease Month" is a calendar month. The initial term of this Lease shall be determined as follows:

              (i) If the Commencement Date of this Lease occurs on the first calendar day of a calendar month, the term shall be for a period of Lease Years and Months as specified in the Basic Lease Information, unless terminated sooner as provided in this Lease.

              (ii) If the Commencement Date of this Lease occurs on other than the first calendar day of a calendar month, the term shall be for a period of Lease Years and Months as specified in the Basic Lease information, plus the number of days remaining in the calendar month in which the Commencement Date occurs, unless terminated sooner as provided in this Lease.

         (b) If Landlord is unable to deliver to Tenant possession of the Premises on the Commencement Date as set forth in the Basic Lease Information, whether as a result of the failure of Landlord to substantially complete the Tenant Improvements or for any other reason, Landlord shall not be liable for any damage caused thereby. In such event if Landlord is unable to deliver the Premises before one (1) year from the date of this Lease, then Tenant may, at Tenant's option, by notice in writing to Landlord within thirty (30) days thereafter, cancel this Lease, in which event; (i) this Lease shall be deemed null and void and have no further force or effect, (ii) all security or other deposits made herewith shall be promptly returned to Tenant, and (iii) the parties shall have no further obligation to each other; provided further, however, that if


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such written notice of Tenant is not received by Landlord within said ten
(10) day period, Tenants right to cancel this Lease hereunder shall terminate and be of no further force or effect. The one (1) year time limit to complete construction of the premises shall be extended due to acts of God, war, labor strikes, and other occurrences beyond the control of Landlord, plus any period of time due to delays caused by Tenant. In the event of such late delivery of the Premises, the commencement of the term of this Lease shall be postponed until Landlord delivers possession of the Premises.

    3.   RENT.

         (a) Tenant shall pay to Landlord as rent the amount specified in the Basic Lease Information as the Base Rent, payable in advance on the commencement of the term and on or before the first day of each and every successive calendar month during the term. If the term commences on other than the first day of a calendar month, the first payment of rent shall be appropriately prorated on the basis of a 30-day month.

         (b) Tenant shall pay, as additional rent, all amounts of money required to be paid to Landlord by Tenant under this Lease in addition to monthly Base Rent, whether or not the same be designated "additional rent." If such amounts are not paid at the time provided in this Lease, they shall nevertheless be collectable as additional rent with the next installment of monthly Base Rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord.

         (c) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other amounts due hereunder after the expiration of any applicable grace period will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord when due, Tenant shall pay to Landlord a late charge equal to 2% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

         (d) Any amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of 10% per annum or, if a higher rate is legally permissible, at the highest rate legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

         (e) All payments due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder, or to such other person or at such other place as Landlord may from time to time designate in writing to Tenant.


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    4.   TAXES AND OPERATING EXPENSES.(See Addendum No. 1 Paragraph  7 )

         (a) In addition to the Base Rent, Tenant shall pay its percentage share, as specified in the Basic Lease Information, of all Property Taxes assessed with respect to the Building and Common Areas during the term, and its percentage share of all Operating Expenses paid or incurred by Landlord during the term. For the purposes hereof, "Property Taxes" shall mean all real property taxes and assessments and governmentally imposed fees or charges (and any tax levied wholly or partly in lieu thereof) levied, assessed, confirmed, imposed or which have become a lien against the Building (which for the purposes of defining "Property Taxes" shall include the land underlying the Building) and Common Area. "Operating Expenses" shall mean (1) all reasonable costs of management, operation, maintenance and repair of the Building and Common Areas,
(2) the reasonable cost of all insurance maintained by Landlord with respect to the Building and Common Areas and (3) the share allocable to the Building of dues and assessments payable under any reciprocal easement or common area maintenance agreements or declarations or by any owners' associations affecting the Building. Operating Expenses for any calendar year shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses had the total rentable area of the Project been occupied. Management expenses for Building and Common Area management shall be limited as follows: (1) Building Management fees shall be 3% of Tenant's annual Base Rent (2) Common Area Management fees shall be 10% of the common area expenses including any charges, dues or assessments under any reciprocal easement agreement, common area maintenance agreement, or by any owners' association affecting the Building.

         (b) In the event the Building is not separately assessed for tax purposes, then the Property Taxes to be paid by Tenant shall be Tenant's percentage share of the product obtained by multiplying the total of the real property taxes and assessments levied against the tax parcel of which the Building is a part by a fraction, the numerator of which is the rentable area of the Premises and the denominator of which is total rentable area of all improvements located within the tax parcel of which the Premises are a part. Landlord may cause the Common Areas of the Project to be separately assessed from other areas and buildings of the Project. In such case, Tenant's percentage share of real property taxes attributable to the Common Areas shall be determined by the ratio that the total rentable square feet in the Premises bears to the total number of square feet of rentable area included in the Project.

         (c) Tenant shall pay to Landlord each month at the same time and in the same manner as monthly Base Rent 1/12th of Landlord's estimate of Property Taxes and Operating Expenses for the then current calendar year. The initial monthly amount shall be as set forth in the Basic Lease Information. Within 120 days after the close of each calendar year, or as soon after such 120-day period as practicable, Landlord shall deliver to Tenant a statement of actual Property Taxes and Operating Expenses for such calendar year. However, Landlord's failure to provide such statement within such 120 day period shall not act as a waiver and shall not excuse Tenant or Landlord from making the adjustments to reflect actual costs as provided herein. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess to Tenant against future additional rent due under this Article. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of the statement. The obligations of Landlord and Tenant under this subparagraph with respect to


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the reconciliation between estimated payments and actual Property Taxes and
Operating Expenses for the last year of the term shall survive the termination of the Lease. When the final determination is made of Tenant's percentage share of actual Property Taxes and Operating Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated payments and conversely any overpayment shall be immediately rebated by Landlord to Tenant.

    5.   OTHER TAXES.

         Tenant shall pay or reimburse Landlord for (1) any taxes upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the Premises or leasehold improvements made in or to the Premises at Tenant's expense, (2) for taxes, if any, measured by or reasonably attributable to Tenant Improvements paid for by Tenant in excess of $23.00 per square foot; (3) for any taxes, assessments, fees, or charges imposed by any public authority or private community maintenance association upon or by reason of the development, possession, use or occupancy of the Premises or the parking facilities used by Tenant in connection with the Premises; and for any gross receipts tax imposed with respect to the rent payable hereunder.

    6.   USE.

         6.1 PROHIBITED USES. The Premises shall be used and occupied by Tenant solely for the use set forth in the Basic Lease Information. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, and requirements in effect during the term regulating Tenant's activities or the use by Tenant of the Premises.
Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or that unreasonably disturbs other tenants of the Building or Redwood Business Park, nor shall Tenant place or maintain any signs, antennas, awnings, lighting or plumbing fixtures, loudspeakers, exterior decoration or similar devises on or visible from the exterior of the Premises without Landlord's prior written consent. Tenant shall not use any corridors, sidewalks, or other areas outside of the Premises for storage or any purpose other than access to the Premises. Except as provided in Paragraph 6.4 below, Tenant shall not use, keep, or permit to be used or kept on the Premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the Premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause an increase in premiums for or a cancellation of any policy of insurance (including fire insurance) maintained by Landlord in connection with the Premises or the Building or which would violate the terms of any covenants, conditions, or restrictions, or the design guidelines, or the sign guidelines affecting the Building or the land on which it is located.

         6.2 SUITABILITY. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's business or for any other purpose. Nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease. Tenant hereby acknowledges that the Premises are located in a 100 year flood zone and that the finished floor elevations of the Building are designed to be two (2) feet above the federal government's estimate of the 100 year flood level at the time of initial construction.


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         6.3   USE OF COMMON AREAS.

              (a) Tenant's Right to Use. Landlord gives Tenant and its authorized employees, agents, customers, representatives, and invitees the nonexclusive right to use the Common Areas, with others who are entitled to use the Common Areas, subject to Landlord's rights as set forth in this paragraph 6.3.

              (b) Rules and Regulations Regarding Use. All Common Areas shall be subject to the exclusive control and management of Landlord or such other person or nominee as Landlord may delegate or assign to exercise such management or control, in whole or in part, and Landlord and Landlord's nominees and assignees shall have the right to establish, modify, amend, and enforce reasonable rules and regulations with respect to the Common Areas. Tenant acknowledges receipt of a copy of the current rules and regulations, attached hereto as Exhibit C, and agrees that they may be modified or amended by Landlord (the "Rules"). Tenant agrees to abide by and conform with such Rules; to cause its concessionaires and its and their employees and agents to abide by such Rules; and to use its best efforts to cause its customers, invitees, and licensees to abide by such Rules.

              (c) Landlord's Rights. Landlord shall have the right to close temporarily any portion of the Common Areas to discourage non-customer use; to use portions of the Common Areas while engaged in making additional improvements or repairs or alterations to the Property; and to do and perform such acts in, to, and with respect to the Common Areas as in the use of good business judgment Landlord shall determine to be appropriate for the project.

              (d) Right to Increase or Decrease Common Areas. Landlord shall have the unqualified right to increase or reduce the Common Areas, provided the Project meets the parking requirement under Paragraph 6.5 of this Lease.

         6.4   ENVIRONMENTAL MATTERS.

              (a)   (i)   Compliance with Environmental Laws.  "Hazardous
Materials" as used herein, refers to any petroleum products, asbestos, polychlorinated biphenyls, P.C.B.'s, or other hazardous, toxic, contaminated or polluting materials, substances or wastes. Tenant shall not use, manufacture, store, release, dispose, or transport any Hazardous Materials on or in the proximity of the Premises or the Building or the Project, with the exception of those Hazardous Materials listed on Exhibit F attached to this Lease, and such Hazardous Materials as may be added to Exhibit F on an annual review basis. Landlord shall at all times have the sole and absolute discretion, exercised in good faith, to disapprove a Hazardous Material from being listed in Exhibit F. Where Hazardous Materials are permitted, Tenant shall at all times and in all respects comply with all federal, state, and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, release, disposal, or transportation of Hazardous Materials.

                   (ii) Hazardous Materials Handling. Tenant shall at its own expense procure, maintain in effect, and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required in connection with Tenant's


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generation use, storage, disposal and transportation of Hazardous Materials.
Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Regardless whether permitted or under the Hazardous Materials Laws, Tenant shall not maintain in, on, under, or about the Premises, the Building or the Project any above or below ground storage tanks, clarifiers, or sumps, nor shall any wells for the monitoring of ground water, soils, or subsoils be allowed without prior notice given to Landlord and the written consent of the Landlord obtained, which consent may be withheld in the Landlord's good faith and subjectively reasonable discretion.

              (iii) Notices. Tenant shall immediately notify Landlord in writing of: (a) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Law; (b) any claim made or threatened by any person against Tenant, the Premises, the Building or the Project relating to damage, contribution, cost, recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (c) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises, the Building, or the Project including any complaints, notices, warnings or asserted violations in connection therewith and supply Landlord with copies thereof.

         (b) Indemnification of Landlord. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord, and each of Landlord's partners, employees, agents attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, fines, penalties, forfeitures, losses or expenses (including attorneys' fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (i) Tenant's use, analysis, generation, manufacture, storage, release, disposal, or transportation of Hazardous Materials by Tenant, Tenant's agents, employees, contractors, licensees or invitees to, in, on, under, about or from the Premises, the Building, or the Project or (ii) Tenant's failure to comply with any Hazardous, Materials Law. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup, detoxification or decontamination of the Premises, the Building, or the Project and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of this Lease.

         (c) Landlord all have the right but not the obligation to enter upon the Premises at all times during the term of this Lease for the purposes of ascertaining compliance by the Tenant with all applicable Hazardous Materials Laws.

         (d) Landlord shall have the option to declare a default of this Lease for the release or discharge of Hazardous Materials on the Premises, Building or Project or in violation of law or in deviation from prescribed procedures in Tenant's use or storage of Hazardous Materials.

    6.5 PARKING. Landlord hereby grants to Tenant and Tenant's customers, suppliers, employees and invitees, a nonexclusive license to use unassigned parking spaces in the Common Areas for the use of motor vehicles during the term of this Lease subject to rights


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reserved to Landlord as specified in this Paragraph 6.5. Landlord reserves the right to grant similar nonexclusive and unassigned use to other tenants; to promulgate rules and regulations relating to the use of the Common Areas including parking by tenants and employees of tenants; to make changes in the parking layout from time to time; and to do and perform any other acts in and to these areas and improvements as Landlord determines to be advisable. Tenant agrees not to overburden the parking facilities and to abide by and conform with the rules and regulations and to cause its employees and agents to abide by and conform to the rules and regulations. Upon request, Tenant shall provide Landlord with license plate numbers of all vehicles driven by its employees and to cause Tenant's employees to park only in spaces specifically designated for tenant parking. Landlord shall have the unqualified right to rearrange or reduce the number of parking spaces; provided, however, the ratio of the number of parking spaces available to Tenant will be no less than four (4) spaces per 1,000 square feet of the Premises.

    7.   UTILITIES.

         (a) Tenant shall pay for all water, sewer, gas, electricity, heat, cooling, telephone, refuse collection, and other utility-type services furnished to Tenant or the Premises, together with all related installation or connection charges or deposits. Wherever it is practical to do so such services shall be separately metered or charged to Tenant by the provider thereof and paid for directly by Tenant. To the extent any of the foregoing services are provided by Landlord, Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with the provision of such services based on Landlord's reasonable estimate of the level of Tenant's use or consumption of such services. Landlord shall bill Tenant on a monthly or other periodic basis for such services and payment shall be made by Tenant within ten (10) days after submittal of Landlord's statement.

         (b) Landlord shall not be in default hereunder or be liable for any damages or personal injuries to any person directly or indirectly resulting from, nor shall there be any rent abatement by reason of, any interruption or curtailment whatsoever in utility services unless the damage or injury is caused by Landlord's sole negligence or willful misconduct.

    8.   MAINTENANCE, REPAIRS AND ALTERATIONS.

         (a) Subject to the provisions of Paragraph 11 below, and except for damages caused by Tenant, its agents or invitees, Landlord shall keep in good condition and repair the foundations, exterior walls and roof of the Building and all areas within the Building not leased to tenants. Tenant expressly waives the benefits of any statute, including Civil Code Sections 1941 and 1942, which would afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Premises or the Building in good order, condition and repair. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as the result of performing any such maintenance and repair work.

         (b) Tenant shall, at Tenant's expense, maintain the interior portion of the Premises (including, but not limited to, all plumbing and electrical connections, outlets and lightbulbs) in good condition and repair. If Tenant fails to do so, Landlord may, but shall not be required to, enter the Premises and put them in good condition, and Landlord's costs thereof


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shall automatically become due and payable as additional rent Tenant shall obtain janitorial services for the Premises, including restroom janitorial services, if applicable, and pay directly to the provider thereof for such janitorial expenses. Tenant shall at its expense, also cause to be maintained in good operating condition and repair, all heating, ventilating, and air conditioning equipment installed in the Premises. Tenant shall keep in force a preventive maintenance contract with a qualified maintenance company covering all heating, ventilating and air conditioning equipment and shall provide Landlord a copy of this contract. At the expiration of the term, Tenant shall surrender possession of the Premises in good condition and repair, only ordinary wear and tear excepted.

    (c) Tenant shall not, without Landlord's prior written consent, make any alterations, improvements, or additions in or about the Premises over $2,500 in cost or which in any way puncture or involve the roof membrane. In requesting Landlord's consent, Tenant shall submit to Landlord complete drawings and specifications describing such work and the identity of the proposed contractor at least ten (10) business days prior to the commencement of any work. Landlord may up to sixty (60) days prior to the expiration of the term require that Tenant remove any such alterations, improvements or additions at the expiration of the term, and restore the Premises to their prior condition. Before commencing any work relating to alterations, additions, or improvements affecting the Premises, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof, and shall furnish such information as shall reasonably be requested by Landlord substantiating Tenant's ability to pay for such work. Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises and Landlord from mechanics' liens or any other liens. In any event, Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanics' liens or any other liens to be levied against the Premises for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of Tenant. Tenant shall indemnify, hold harmless and defend Landlord (by counsel reasonably satisfactory to Landlord) from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable to Landlord by Tenant on demand with interest at the maximum rate allowable by law. All alterations, improvements or additions in or about the Premises performed by or on behalf of Tenant shall be done in a first-class, workmanlike manner, shall not unreasonably lessen the value of leasehold improvements in the Premises, and shall be completed in compliance with all applicable laws, ordinances, regulations and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the Premises and the Building. Upon Landlord's request, Tenant shall remove any contractor, subcontractor or material supplier from the Premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building or the Redwood-Business Park or damage to the Premises, Building or Project. Unless Landlord requires their removal, as set forth above, all alterations, improvements, or additions which may be made on the


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Premises shall become the property of Landlord and remain upon and be surrendered with the Premises upon the expiration of the term; provided, however, that Tenant's machinery, equipment, and trade fixtures, other than any which may be affixed to the Premises so that they cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant.

    9.   CONSTRUCTION OF TENANT IMPROVEMENTS.

         Landlord shall be responsible for constructing the tenant improvements on the premises, as provided in Exhibit B, Work Letter Agreement, attached to this Lease and incorporated by this reference.

    10.  INSURANCE AND INDEMNITY.

         10.1    INSURANCE.

              (a) Tenant shall obtain and maintain during the term of this Lease comprehensive general liability insurance with a combined single limit for personal injury and property damage in a form and with carriers acceptable to Landlord in an amount not less than $2,000,000 and employer's liability and workers' compensation insurance as required by law. The insurance carrier shall be authorized to do business in the State of California, with a policyholders and financial rating of at least A:IX Class status as rated in the most recent edition of Best's Key-Rating guide. Any deductible amount required hereunder shall be subject to Landlord's prior written approval, in any event deductibles shall not exceed 5% of the coverage. Tenant's comprehensive general liability insurance policy shall be endorsed to provide that (i) it may not be canceled or altered in such a manner as to adversely affect the coverage afforded thereby without 30 days' prior written notice to Landlord, (ii) Landlord is named as an additional insured, (iii) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to subparagraph (b) below, and
(iv) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the reasonable opinion of Landlord's lender or Landlord's insurance adviser, based on an increase in recovered liability claims generally, the specified amounts of coverage are no longer adequate, such coverage shall be appropriately increased. Prior to the commencement of the term, Tenant shall deliver to Landlord a duplicate of such policy or certificate thereof to Landlord for retention by it, with endorsements, and at least thirty (30) days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord a replacement or renewal binder, followed by a duplicate policy or certificate within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policy or certificate as herein required, Landlord may, at its election, without notice to Tenant and without any obligation to do so, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord.

              (b) Landlord hereby waives all claims against Tenant, and Tenant's officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy, and Tenant waives all claims against Landlord including Landlord's officers, directors, partners, employees, agents, and representatives for loss or damage to the extent such


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loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy. The insuring party shall, upon obtaining the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. Tenant agrees that in the event of a sale of the Premises by Landlord, this waiver of subrogation shall continue in favor of the original Landlord hereunder and any subsequent Landlord.

              (c) Tenant shall at its own cost maintain on all its personal property, Tenant's improvements, and alterations, in, on, or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least 100% of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of Tenant's improvements or alterations.

              (d) Casualty Insurance. During the term hereof, Landlord shall keep the Building and improvements within which the Premises are contained insured against loss or damage by (i) fire, with extended coverage and vandalism, malicious mischief and special extended perils (all risk) endorsements or their equivalents, in amounts not less than one hundred percent (100%) of the replacement cost of the Building and structures insured and; (ii) flood, in the maximum amount provided for by FEMA under its flood loss insurance program, with loss payable thereunder to Landlord and to any authorized encumbrancer of Landlord (with standard mortgagee loss payable clause) in accordance with their respective interests. Landlord may maintain rent insurance, for the benefit of Landlord, equal to at least one year's rent hereunder. If the Lease is terminated as a result of damage by fire, casualty or earthquake as set forth in Paragraph 10 hereof, all insurance proceeds shall be paid to and retained by Landlord, subject to the rights of any authorized encumbrancer of Landlord.

              (e) Earthquake Insurance. Tenant acknowledges that Landlord does not, at the time of the signing of this Lease, insure the Building for earthquake damage. Landlord may, when Landlord deems the premiums to be reasonable, insure the Building fully or partially for earthquake damage. At such time, the premium for earthquake insurance will be added to Operating Expenses for purposes of determining additional rent.

    10.2   INDEMNITY.

         (a) Tenant hereby waives all claims against Landlord for damage to any property or injury to or death of any person in, upon or about the Premises or any other portion of the Project arising at any time and from any cause other than Landlord's willful or grossly negligent acts. Tenant shall hold Landlord harmless from and defend (by counsel reasonably satisfactory to Landlord) Landlord against all claims (except such as arise from the sole negligence or willful misconduct of Landlord, its agents, employees or contractors) (i) for damage to any property or injury to or death of any person arising from the use of the Premises and other portions of the Project by Tenant, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents, or contractors in, upon or about the Premises or any other portion of the Project. The foregoing indemnity obligation of Tenant shall include reasonable-attorneys' fees, investigation cost, and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made. The provisions of this Paragraph 10.2 shall survive the termination of this Lease with respect to any damage, injury, or death occurring prior to such termination.

         (b) Neither party shall be liable to the other for any unauthorized or criminal entry of third parties into the Premises, Building, Project, Common Areas, or parking facilities, or for any damage to person or property, or loss of property in and about the Premises, Building, Project, Common Areas, parking facilities and the approaches, entrances, streets, sidewalks or corridors thereto, by or from any unauthorized or criminal acts of third parties, regardless of any breakdown, malfunction or insufficiency of any security measures, practices or equipment provided by Landlord or Tenant. Tenant shall immediately notify Landlord in writing of any breakdown or malfunction of any security measures, practices or equipment provided by Landlord as to which Tenant has knowledge.

         (c) Landlord shall not be liable to Tenant for interference with the light, view or other intangible property rights or for any damage therefrom to Tenant or Tenant's property from any cause beyond Landlord's reasonable control. Tenant hereby agrees that in no event shall Landlord be liable for consequential damages, including injury to Tenant's business or any loss of income therefrom.

         (d) Tenant expressly agrees that so long as Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity, (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of such business entity ("Member of Landlord"), and (ii) Tenant shall have recourse only to the interest of such business entity in the Building of which the Premises are a part for the satisfaction of such obligations and not against the assets of such Member of Landlord other than to the extent of their respective interests in the Building. In this regard, Tenant agrees that in the event of any actual or alleged failure, breach or default by Landlord of its obligations under this Lease, that (i) no Member of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord), (ii) no Member of Landlord shall be required to answer or otherwise plead to any service of process, (iii) no judgment will be taken against any Member of Landlord, (iv) any judgment taken against any Member of Landlord may be vacated and set aside at any time without hearing, (v)no writ of execution will ever be levied against the assets of any Member of Landlord, and (vi) these agreements by Tenant are enforceable both by Landlord and by any Member of Landlord.

    11.  DAMAGE OR DESTRUCTION.

         (a) Subject to the provisions of Paragraph 11 (b) and 11 (c) below, if, during the term of this Lease, the Premises are totally or partially destroyed from any insured casualty, Landlord shall restore the Premises to substantially the same condition as they were in immediately before the destruction. Landlord's obligation shall not include repair or replacement of Tenant alterations or Tenant's equipment, furnishings, fixtures and personal property. Such destruction shall not terminate this Lease. If the existing laws do not permit the Premises to be restored to substantially the same condition as they were in immediately before destruction, Landlord shall have 90 days to get a variance to such laws to permit the restoration of the Premises. If Landlord is unable to get such rights to restore within such 90 day period, either party may terminate this Lease by giving notice to the other party within thirty (30) days after such 90 day period.

         (b) The provisions of Paragraph 11 (a) to the contrary notwithstanding, if as a result of such destruction Landlord decides to demolish the Building rather than rebuild it or if the damage is uninsured, Landlord shall have the election to terminate this Lease as of the date of the destruction. Such election shall be made by Landlord within ninety (90) days after such destruction.

         (c)   If any destruction occurs to the Premises during the last twelve
(12) months of the initial term of this Lease or during the last twelve (12) months of any extension period, regardless of the nature and extent of the destruction, Landlord can elect to terminate this Lease within sixty (60) days after the destruction occurs, otherwise the provisions of paragraph 11 (a) shall apply.

         (d) In the event of destruction or damage to the Premises which materially interferes with Tenant's use of the Premises, if this Lease is not terminated as above provided, there shall be an abatement or reduction of rent between the date of destruction and the date Landlord substantially completes its reconstruction obligations, based upon the extent to which the destruction interferes with Tenant's use of the Premises, but all other obligations of Tenant under this Lease shall remain in full force and effect. Except for abatement of rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the Premises or any work of repair undertaken as herein provided.

         (e) The provisions of California Civil Code Sections 1932(2) and 1933(4), and any successor statutes, are inapplicable with respect to any destruction of the Premises, such sections providing that a lease terminates upon the destruction of the Premises unless otherwise agreed between the parties to the contrary.

    12.  EMINENT DOMAIN.

         If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking of greater than 50% of the rentable area of the Premises, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after such date. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly Base Rent thereafter to be paid shall be equitably reduced on a square footage basis.

    13.  ASSIGNMENT AND SUBLETTING.

         (a) Tenant shall not assign or sublet this Lease or any interest herein or sublet the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld; Tenant shall not hypothecate this Lease or any interest herein or permit the use of the Premises by any party other than Tenant without the prior written consent of Landlord, which consent may be withheld by Landlord in its absolute discretion. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the written consent of Landlord. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein.

         (b) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

              (1) if the proposed assignee or sublessee is a governmental agency;

              (2) if, in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or sublessee would entail any alterations which would lessen the value of the leasehold improvements in the Premises or would require increased services by Landlord;

              (3) if, in Landlord's reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in Redwood Business Park;

              (4) if the subletting would result in the division of the Premises into more than two subparcels, would create a subparcel of a configuration that is not suitable for normal leasing purposes, or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Premises; or

              (5) if at the time consent is requested or at any time prior to the granting of consent, Tenant is in default under the Lease or would be in default under the Lease but for the pendency of any grace or cure period under Paragraph 14 below.

         (c) If at any time or from time to time during the term of this Lease Tenant desires to sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the space so proposed to be sublet. Landlord shall have the option, exercisable by notice given to Tenant within 10 days after Tenant's notice is given, either to sublet from Tenant such space at the rent and other terms set forth in Tenant's notice, or, if the proposed subletting is for the entire Premises for a sublet term ending within the last year of the term of this Lease, to terminate this Lease. If Landlord does not exercise such option, Tenant shall be free to sublet such space to any third party on the same terms as set forth in the notice given to Landlord, subject to obtaining Landlord's prior written consent as hereinabove provided.

         (d) As used in this Paragraph 13, the term "assign" or "assignment" shall include, without limitation, any sale, transfer, or other disposition of all or any position of Tenant"s estate under this Lease, whether voluntary or involuntary, and whether by operation of law or otherwise, including any of the following:

              (1) if Tenant is a corporation: (i) any dissolution, merger, consolidation, or other reorganization of Tenant, or (ii) a sale of more than 50% of the value of the assets of Tenant, or (iii) if Tenant is a corporation with fewer than 500 shareholders, sale or other transfer of a controlling percentage of the capital stock of Tenant. The phrase "controlling percentage" means the ownership of, and the right to vote, stocks possessing at least 50% of the total combined voting power of all classes of Tenant's stock issues, outstanding and permitted to vote for the election of directors;

              (2) if Tenant is a trust the transfer of more than 50% of the beneficial interest of Tenant, or the dissolution of the trust;

              (3) if Tenant is a partnership or joint venture, the withdrawal, or the transfer of the interest of any general partner or joint venturer or the dissolution of the partnership or joint venture;

              (4) if Tenant is composed of tenants-in-common, the transfer of interest of any cotenants or the partition or dissolution of the cotenancy.

         (e) No sublessee (other than Landlord if it exercises its option pursuant to subparagraph (c) above) shall have a right further to sublet, and any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease.

         (f) In the case of an assignment, one-half of all sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting the unamortized cost of leasehold improvements paid for by Tenant, and the cost of any real estate commissions incurred in connection with such assignment. In the event such consideration is received by Tenant in installments, the portion of each installment to be paid to Landlord shall be determined by multiplying the installment by a fraction, the numerator of which is the total consideration receivable by Tenant less the amount of the foregoing permitted deductions and the denominator of which is the total consideration receivable by Tenant as a result of such assignment.

         (g)  In the case of a subletting, one-half of all sums or other
economic consideration received   by Tenant as a result of such subletting
shall be paid to Landlord  after first deducting (i) the rent   due hereunder,
prorated to reflect only rent allocable to the sublet portion of the Premises,
(ii) the cost of leasehold improvements made to the sublet portion of the Premises at Tenant's cost, amortized over the term of this Lease except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and (iii) the cost of any real estate commissions incurred in connection with such subletting, amortized over the term of the sublease.

         (h) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provisions hereof. Consent to one assignment or sublettting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of liability under this Lease.

         (i) In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith.

    14.  DEFAULT BY TENANT.

         (a) The following events shall constitute events of default under this Lease:

              (1) a failure by Tenant in the payment of any rent or other sum payable hereunder for a period of ten (10) days after the same is due, provided that if Tenant has failed one or more times in any twelve-month period to pay any rent or other sum within ten (10) days after the due date, no grace period shall thereafter be applicable hereunder;

              (2) a failure by Tenant in the performance of any of the other terms, covenants, agreements, or conditions contained herein and, if the default is curable, the continuation of such default for a period of ten (10) days after written notice by Landlord or beyond the time reasonably necessary for cure if the default is of the nature to require more than ten (10) days to remedy, provided that if Tenant has failed in the performance of the same obligation. one or more times in any twelve-month period and notice of such default has been given by Landlord in each instance, no cure period shall thereafter be applicable hereunder;

              (3) the bankruptcy or insolvency of Tenant, any transfer by Tenant to defraud creditors, any assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within sixty
(60) days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution; and

              (4)  the abandonment or vacation of the Premises.

         (b) In the event of any material default or breach by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

              (1) Pursue the remedy described in California Civil Code Section 1951.4 whereby Landlord may continue this Lease in full force and effect after Tenant's breach and abandonment and recover the rent and any other monetary charges as they become due, without terminating Tenant's right to sublet or assign this Lease, subject only to reasonable limitations as herein provided. During the period Tenant is in default, Landlord shall have the right to do all acts necessary to preserve and maintain the Premises as Landlord deems reasonable and necessary, including removal of all persons and property from the Premises, and Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease.

              (2) Terminate Tenant's rights to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, without limitation thereto, the following: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that is proved could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rent loss that is proved could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform is obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable State law. Upon any such re-entry, Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises which Landlord in its sole discretion deems reasonable and necessary. The "worth at the time of award" of the amounts referred to in subparagraphs (i) and (ii) above is computed by allowing interest at the maximum rate an individual is permitted by law to charge. The worth at the time of award of the amount referred to in subparagraph (iii) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

              (3) Pursue any other legal or equitable remedy available to Landlord. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the maximum rate an individual is permitted by law to charge.

         (c) In the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant hereunder, Tenant hereby waives any right of redemption or relief from forfeiture as provided by law.

         (d) Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease, shall not constitute a termination of Tenant's right to possession.

    15.  DEFAULT BY LANDLORD, NOTICE TO MORTGAGEE.

         Landlord shall not be in default unless Landlord, or the holder of any mortgage, deed of trust or ground lease covering the Premises, fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord certified mail, postage prepaid, and to the holder of any first mortgage, deed of trust or ground lease covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord or the holder of any such mortgage, deed of trust or ground lease commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. However, in no event shall Tenant be entitled to terminate this Lease by reason of Landlord's default, and Tenant's remedies shall be limited to an action for monetary damages at law.

    16.  SECURITY DEPOSIT.

         On execution of this Lease, Tenant shall deposit with Landlord the sum specified in the Basic Lease Information (the "deposit"). The deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply, or retain all or any portion of the deposit for the payment of any rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby.
If Landlord so uses or applies all or any portion of the deposit, then within ten (10) days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the deposit separate from its general accounts.
If Tenant performs all of Tenant's obligations hereunder, the deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord's option to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises.

    17.  ESTOPPEL CERTIFICATE.

         (a) Tenant shall within ten (10) days of notice from Landlord execute, acknowledge and deliver to Landlord a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (ii) the date to which the rent, security deposit, and other sums payable hereunder have been paid, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any are claimed, and (iv) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building.

         (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant, (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.

         See 24. b.

    18.  SUBORDINATION.

         This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment.

    19.  ATTORNEYS' FEES.

         If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, Tenant shall reimburse Landlord upon demand for any and all attorneys' fees and expenses so incurred by Landlord. In the event legal action is instigated by either party, the prevailing party shall be entitled to recover its reasonable attorneys' fees including attorneys' fees on appeal, if any.

    20.  NOTICES.

         All notices, consents, demands, and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when personally delivered, delivered by courier service or deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: To Tenant at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place and to such other parties as Landlord may from time to time designate in a notice to Tenant.

    21.  GENERAL PROVISIONS.

         (a) This Lease shall be governed by and construed in accordance with the laws of the State of California.

         (b) The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         (c) This Lease including attached Exhibits, Addenda, and Basic Lease Information contains all agreements of the parties with respect to any matter mentioned herein and may be modified only in writing, signed by the parties.

         (d) No waiver by either party of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by the other party of the same or any other provision. The party's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of the other party's consent to or approval of any subsequent act by the other party. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

         (e) If Tenant remains in possession of the Premises or any part thereof after the expiration of the term with the consent of Landlord, such occupancy shall be a tenancy from month-to-month at a rent in the amount of 125% the last month's rent during the term plus all other charges payable hereunder, and upon all of the terms of this Lease.

         (f) Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors, and assigns.

         (g) Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times and with reasonable notice for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements, or additions to the Premises or to the Building as Landlord may deem necessary or desirable. Landlord may at any time during the last 120 days of the term place on or about the Premises any ordinary "For Lease" sign. Landlord may at anytime place on or about the Premises any ordinary "For Sale" sign.

         (h) Tenant shall not conduct any auction at the Premises without Landlord's prior consent.

         (i) The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of Tenant's default shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

         (j) If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors and that this Lease is binding upon the corporation in accordance with its articles of incorporation and bylaws.

         (k) The term "Landlord" as used herein means the then owner of the Building and in the event of a sale of the Building the selling owner shall be automatically relieved of all obligations of Landlord hereunder, except for acts or omissions of Landlord occurring prior to such sale.

         (1)  The term "day" as used herein means a calendar day.

         (m) On request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of payment of Tenant's business personal property taxes and deliver copies of such business personal property tax bills to Landlord.

    22.  EXHIBITS.

         The exhibits and addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a put hereof.

    23.  BROKER'S FEE.

         Each party represents that it has not had dealings with any real estate broker, finder, or other person, with respect to this lease in any manner, except the brokerage firm(s) specified in the Basic Lease Information. Each party shall hold harmless the other party from all damages resulting from any claim that may be asserted against the other party by any broker, finder, or other person with whom the other party has or purportedly has dealt. Landlord shall pay any commissions or fees that are payable to the above-named broker or finder with respect to this Lease in accordance with the provisions of a separate commission contract.

    24.  FINANCIAL STATEMENT.


         (a) It is acknowledged by all parties hereto that the attached financial declaration of Tenant is incorporated as a part of this Lease as Exhibit E, that the information contained therein is true and correct in all respects, and that the accuracy of the information is a significant fact upon which Landlord has relied in the granting of this Lease.

         (b) If Landlord desires to sell, finance or refinance the Building, or renew the lease or review a prospective subtenant, Tenant agrees to deliver to Landlord or to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. All such financial statements shall be received by Landlord in confidence and shall be used for the purposes herein set forth.

         IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below.

TENANT:                                LANDLORD:
ADVANCED FIBRE COMMUNICATIONS          G & W REDWOOD ASSOCIATES J.V.,
                                       A CALIFORNIA GENERAL PARTNERSHIP
                                       By: G & W/McDowell Associates: 1985

By: /s/ Donald Green                   By: /s/ William C. White,
    --------------------------             -------------------------------
                                            William C. White,
Its: President                              Managing General Partner
    -------------------------

                                      [GRAPHIC]

                                      EXHIBIT A

                                      EXHIBIT B

                                WORK LETTER AGREEMENT
                                      (Turn Key)

This Work Letter Agreement supplements that certain Lease dated February 2, 1993, executed concurrently herewith by G & W/Redwood Associates Joint Venture, a California General Partnership, as Landlord, and Advanced Fibre
Communications, a California Corporation as Tenant.

    1. Within thirty (30) days of execution of this lease agreement by both parties, Landlord shall provide Tenant with detailed architectural plans and drawings of Tenant's improvements. Said plans and drawings shall indicate the specific requirements of Tenant's space, outlining in detail, interior partitions, floor coverings, reflected ceiling plan, plumbing fixtures, and electrical plans, setting forth all electrical requirements of Tenant, all in conformity with the floor plan to be agreeed upon by Landlord and Tenant Exhibit-B-l and Standard Specifications outlined in this Exhibit B. Said plans shall include full energy calculations as required by California and Petaluma agencies.

    2. Tenant shall devote such time as may be necessary to enable Landlord to promptly complete the final layout plans and specifications for the Premises ("Construction Drawings") and obtain Tenant's written approval of the floor plan and Construction Drawings. Tenant acknowledges that the Construction Drawings are subject to the approval of the appropriate government authorities. Tenant shall be responsible for the suitability for the Tenant's needs and business of the design and function of all Tenant Improvements. All real property improvements to be constructed by Landlord as shown on the Construction Drawings, standard or special, shall be defined as "Tenant Improvements" and shall be in accordance with building standards.

    3. Landlord shall complete the construction of the Tenant Improvements as described in this Exhibit B using Landlord's contractor in a good and workmanlike manner.

     The cost of the Tenant Improvements ("Tenant Improvement Costs") to be paid by Landlord shall include:

         (a) The costs of preliminary space planning (including one revision) and final Construction Drawings for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

         (b) All costs of obtaining building permits and other necessary authorizations from the City of Petaluma, County of Sonoma, and the State of California;

         (c) All costs of interior design and finish schedule plans and specifications including as-built drawings;

         (d) All direct and indirect costs of procuring and installing Tenant Improvements in the Premises, including the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord's contractor in connection with construction of the Tenant Improvements; and

         In no event shall the Tenant Improvement Costs include any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property ("Personal Property") to be used in the Premises by Tenant. The cost of such Personal Property shall be paid by Tenant.

    4. Tenant shall have fifteen (15) days to approve the plans and drawings and/or make modifications to them in accordance with this Exhibit B. The cost of any modifications or changes not in accordance with this Exhibit B shall be borne by the Tenant. An estimate of the costs for items not covered by this Exhibit B shall be provided to Tenant by Landlord and if accepted by Tenant shall be paid one-half (1/2) by check with Tenant's written authorization and one-half (1/2) prior to occupancy by Tenant. If such written authorization and check are not received by Landlord, Landlord shall not be obligated to commence work on the Premises, and Tenant shall be chargeable for any delay in the completion of the Premises.

    5. If Tenant shall request any change, addition or alteration in the approved Construction Drawings, Landlord shall promptly give Tenant a written estimate of (a) the cost of engineering and design services to prepare a change order (the "Change Order") in accordance with such request, (b) the cost of work to be performed pursuant to such Change Order, and (c) the time delay expected because of such requested Change Order. Within three (3) business days following Tenant's receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate. If Tenant approves such written estimate, Tenant shall accompany such approval with a good check made payable to Landlord in the amount of the estimated cost of preparing the Change Order and performing the work thereto, and the foregoing shall constitute Landlord's authorization to proceed. If such written authorization, and check if required, are not received by Landlord within such three (3) business day period, Landlord shall not be obligated to prepare the Change Order or perform any work in connection therewith. Upon completion of the work of the Change Order and submission of the final cost thereof by Landlord to Tenant, Tenant shall promptly pay to Landlord any such additional amounts in excess of Tenant's initial payment for the estimated cost of the change order.

    6. If the completion of the Tenant Improvements in the Premises is delayed (i) at the request of Tenant, (ii) by Tenant's failure to comply with the foregoing provisions, (iii) by changes in the work ordered by Tenant or by extra work ordered by Tenant, or (iv) because Tenant chooses to have additional work performed by Landlord, then Tenant shall be responsible for all costs and any expenses occasioned by such delay including, without limitation, any costs and expenses attributable to increases in labor or materials; and there shall be no delay in the commencement of Tenant's obligation to pay rent because of Landlord's failure to complete the Tenant Improvements on time.

    7. Tenant may, with Landlord's written consent, enter the Premises prior to the Commencement Date solely for the purpose of installing Tenant's Personal Property and equipment as long as such entry will not interfere with the orderly construction and completion of the Premises (Tenant's Work). Tenant shall notify Landlord of its desired time(s) of entry and shall submit for Landlord's approval the scope of the work to be performed and the name(s) of the contractor(s) who will perform such work. Tenant hereby indemnifies and agrees to protect, defend and hold Landlord, any mortgagee, ground lessor or beneficiary of a deed of trust incumbering, secured by or affecting the Premises or the Building, harmless from and against any and all suits, claims, actions, losses, costs or expenses (including claims for worker's compensation) of any nature whatsoever, and from attorneys' fees, costs and expenses incurred as a result of any such claim, action or proceeding brought against Landlord, arising out of or in connection with the installation of Tenant's Personal Property or equipment (including but not limited to claims for breach of warranty, personal injury or property damage.)

    8. During the course of construction, Tenant agrees at Tenant's expense to obtain or maintain public liability and worker's compensation insurance adequate to fully protect Landlord as well as Tenant from and against any and all liability for death of or injury to person or damage to property caused in or about or by reason of the construction of Tenant's Work.

    9. Tenant agrees that upon substantial completion of the Premises Tenant will accept the Premises in the condition which it may then be and waives any right or claim against Landlord for any cause directly or indirectly arising out of the condition of the Premises, appurtenances thereto, the improvements thereon, and the equipment therein; and Tenant shall thereafter save and hold harmless Landlord from liability as proved in Article 10.2 of this Lease. Landlord shall be liable for any latent or patent defects therein for a period of one (1) year from substantial completion. Landlord warrants the building against latent and patent defects for a period of one (1) year from substantial completion.

    10. Tenant hereby releases Landlord from any claim whatsoever for damages against Landlord for any delay in the date on which the Premises shall be ready for occupancy by Tenant.

    11. Tenant shall immediately prior to occupancy inspect the Premises and compile an initial punch list of any missing or deficient tenant improvements. Tenant shall submit this list to Landlord promptly after the inspection. Tenant shall within the first two weeks after taking occupancy make a final punch list and submit this list to Landlord. Landlord shall make best efforts to complete corrective work in a prompt and workman like fashion.

         Punch list item corrections shall not delay the commencement of the Lease nor shall delay in making corrections be grounds for the delay or reduction in any rent payments that are due.

    12. Although the demising partitions may be on the column center line, the column, being thicker than the wall, extends slightly into the area of the Premises. The floor area calculations are from the center line of demising partitions and the outside line of exterior and hall walls and no deduction is allowed for the columns, sprinkler risers, roof drains, or air conditioning units serving Tenant and located within Tenant's Premises.

    13. As to all building materials and equipment which Landlord is obligated to supply under the agreed upon description of Landlord's work, Landlord shall select the manufacturer thereof.

    14. Tenant understands that Landlord's budgeted allowance for the improvements is $23.00 per square foot. Tenant shall work with Landlord on a best effort's basis to plan new improvements that can be built within this budget in accordance with Paragraph 11 of Addendum Number 1 to this Lease.


LANDLORD:                                        TENANT:

By: G&W/Redwood Associates Joint Venture    Advanced Fibre Communications
a California General Partnership              a California Corporation

By: G&W/McDowell Associates: 1985           By: /s/ Donald Green
    a California General Partnership            --------------------------
                                            Its: President & CEO
By: /s/ William C. White                              -------------------------
    -----------------------------------
    William C. White, its Managing
     General Partner

                          Description of Tenant Improvements
                          Which Will be Provided by Landlord

The following is a description of tenant improvements and limitations of same, relating to that certain Floor Plan dated 1/22/93 Rev.: 1/26/93 for Advanced Fibre Communications a copy of which is attached as Exhibit B-1.


1.  PARTITIONS AND WALLS:

    a. Interior demising partitions shall be of steel studs at 16' on center to roof height with taped drywall.

    b. All other interior partitions shall be of steel studs at 16' on center with taped drywall to ceiling height, excepting as specified on Exhibit B-1.

    c. All interior partitions shall be finished with one coat of acrylic latex paint.

    d. Partitions and doors shall be installed by Landlord in accordance with the floor plan attached as Exhibit B-1.

2.  FLOOR COVERINGS:

    a.   Floor coverings shall be carpet or vinyl tile throughout.

    b. Landlord shall, at Landlord's option, provide Tenant with a range of color alternatives for carpeting and floor tile.

3.  WINDOW COVERINGS:

    a. Landlord to install building standard mini-blinds or equivalent for all exterior windows.

4.  CEILING:

    a. Landlord to provide suspended acoustical ceiling throughout at a height of nine(9) feet.

5.  ELECTRICAL AND TELEPHONE.

    a. Landlord will supply and install 110 volt perimeter wall plugs as per local building code in accordance with the floor plan to be agreed upon by Landlord and Tenant.

    Landlord will install additional outlets and switches at the following unit costs:

    (1)  standard duplex outlet                     $    75.00 each
    (2)  fourplex outlet                                 85.00 each
    (3)  electrical outlets on dedicated circuits       200.00 each
    (4)  standard switch                                100.00 each
    (5)  three-way switch                               200.00 each
    (6)  power poles                                    300.00 each

         Costs of additional circuitry or sub panels necessitated by the adding of outlets and or switches shall be billed to tenant based on actual cost breakdown by electrical contractor.

    b. Landlord will supply and install recessed fluorescent light fixtures throughout the Premises.

    c. Landlord will supply and install___________________individual telephone outlets in accordance with the Floor Plan to be agreed upon by Landlord and Tenant shown as Exhibit B-1. Outlets will be conduit only with pullstrings. Additional outlets will be installed at a cost of $40 each.

    d. Within ten (10) days of the floor plan be agreed to by Landlord and Tenant, Tenant shall provide Landlord with any of Tenant's additional electrical requirements to be installed by Landlord. Tenant shall pay for all electrical and telephone work except for work stated herein to be done by Landlord.

6.  HEATING, VENTILATING AND AIR CONDITIONING (HVAC):

    a.   Landlord will supply HVAC throughout the Premises.

    b. Additional requirements for HVAC created by additional partitions not shown on the Floor Plan attached as Exhibit B- 1 shall be paid for by Tenant at the costs as charged to Landlord for additional ducting and capacity requirements.

7.  FIRE PROTECTION:

    a.   Premises to fire sprinklered throughout.

    b. Fire extinguishers to be installed per requirements of Petaluma City Fire Marshall.

                                      EXHIBIT C

                                RULES AND REGULATIONS

It is further agreed that the following Rules and Regulations shall be and are hereby made a part of this Lease, and Tenant agrees that Tenant's employees and agents, or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said Rules and Regulations, unless otherwise specified or provided for in the Lease, to wit:

1. The driveways, entrances and exits to the Property, sidewalks, passages, building entries, lobbies, corridors, stairways, and elevators of the Building shall not be obstructed by Tenant, or Tenant's agents or employees, or used for any purpose other than ingress and egress to and from the Premises. Tenant or Tenant's agents or employees shall not loiter on the lawn areas or other common areas of the Property.

    (a) Furniture, freight equipment and supplies will be moved in or out of the Building only through the rear service entrances or other entrances designated by Landlord and then only during such hours and in such manner as may be reasonably prescribed by Landlord. Tenant shall cause its movers to use only the loading facilities, and entrances designated by Landlord. In the event Tenant's movers damage any part of the Building or Property, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

    (b) No safe or article, the weight of which may in the opinion of Landlord constitute a hazard to or damage to the Building or the Building's equipment, shall be moved into the Premises without Landlord's prior written approval, but such consent or approval shall not be unreasonably withheld, conditioned or delayed. Landlord and Tenant shall mutually agree to the location of such articles in the Premises. All damage done to the Property, Building or Premises by putting in, taking out or maintaining extra heavy equipment shall be repaired at the expense of Tenant.

    (c) Tenants are required to observe all security regulations issued by the Landlord and to comply with instructions and/or directions of any duly authorized security personnel for the protection of the Property and all tenants therein. Landlord reserves the right to close and keep locked any and all entrances and exits of the Building and Property and gates or doors closing the parking areas thereof during such hours as Landlord may deem advisable for the adequate protection of the Property and all tenants therein.

2. Except as otherwise provided for in the Lease, no sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first approved in writing by Landlord. No furniture or other materials shall be placed in front of the Building or in any lobby or corridor, without the prior written consent of Landlord. Landlord shall have the right to remove all non permitted signs and furniture, without notice to Tenant.

3. Tenant shall not employ any person or persons other than the janitor or cleaning contractor of Landlord for the purpose of cleaning or taking care of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Except as otherwise provided in the Lease, Landlord shall in no way be responsible to Tenant for any loss of property from the Premises, however occurring. The janitor of the Building may at all times keep a pass key, and other agents of Landlord shall at all times be allowed admittance to the Premises in accordance with the provisions set forth in the Lease.

4. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant or Tenant's agents or employees, shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

5. No animals except seeing-eye dogs or other animals necessary to the functioning of handicapped personnel shall be allowed on the lawns or sidewalks or in the offices, halls, and corridors of the Building.

6. No persons shall disturb the occupants of this or adjoining buildings or premises by the use of any radio, sound equipment or musical instrument or by the making of loud or improper noises, nor interfere in any way with the other tenants or those having business with them. Should sound mitigation measures be required due to sounds originating in the Premiss, the costs of such measures shall be paid for by Tenant.

7. Bicycles or other vehicles, other than wheel chairs, shall not be permitted in the offices, halls, corridors and lobbies in the Building nor shall any obstruction of sidewalks or entrances of the Building by such be permitted.

8. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant or Tenant's agents or employees, out of the windows or doors, or down the corridors, ventilation ducts or shafts of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window.

9.  No awnings shall be place over any window or entrance.

10. All garbage, including wet garbage, refuse or trash shall be placed by Tenant in the receptacles designated by Landlord for that purpose. Tenant shall not burn any trash or garbage at any time in or about the leased Premises or any area of the Property. Tenant and Tenant's officers, agents, and employees shall not throw cigar or cigarette butts or other substances or litter of any kind in or about the Property.

11. Tenant shall not install or operate any steam or gas engine or boiler, or other machinery or carry on any mechanical business, other than such mechanical business which normally is identified with general office use in the Premises. Explosives or other articles of an extra hazardous nature shall not be brought into the Building complex.

12. Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours. Should Tenant desire such work on Saturdays, Sundays, holidays or outside or regular working hours, Tenant shall pay for the extra cost thereof, if any.

13. Tenant and Tenant's agents and employees shall park their vehicles in areas designated from time-to-time for employee parking.

14. Tenant shall not do anything in the Premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance, or which shall conflict with the regulations of the Fire Department, of the law or with any insurance policy covering the Premises or any part thereof.

15. Tenant shall not mark, drive nails, screw, bore, or drill into, paint or in any way deface the common area walls, exterior walls, roof, foundations, bearing walls, or pillars without the prior written consent of Landlord. The expense of repairing any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Tenant.

16. No waiver of any rule or regulation by Landlord shall be effective unless expressed in writing and signed by Landlord or his authorized agent.

17. In the event of any conflict between these rules and regulations or any further or modified rules and regulations from time to time issued by Landlord, and the lease provisions, the lease provisions shall govern and control.

18. Landlord reserves the right at any time to change or rescind any one or more of these rules and regulations, or to make such other and further reasonable rules and regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, and for the preservation of good order therein, as well as for the convenience of other tenants of the Property. Landlord shall not be responsible to Tenant or to any other person for the non- observance or violation of the rules and regulations by any other tenant or person. Tenant shall be deemed to have read these rules and to have agreed to abide by them as a condition to its occupancy of the space herein leased, and Tenant shall abide by any additional rules and regulations which are ordered or requested by Landlord or by any governmental authority.

19. Tenant shall be responsible for cleaning up any trash blowing around their facility that may have been left by their customers.

20. Garbage and recycle bins are shared among the tenants in Redwood Business Park. Tenant shall cooperate with the recycling program established for the project in an effort to recycle waste paper and cardboard, and consequently reduce trash collection costs.

                                    ADDENDUM NO. 1

1.  TERM.

    The initial term of the lease is six (6) years six (6) months from the Commencement Date of the Lease. Should Tenant exercise its option to expand as per Paragraph 8 of this Addendum and the expansion space is delivered to Tenant for occupancy on or before the end of the first lease year then the lease term shall remain the same. If the expansion space is delivered to Tenant for occupancy after the first lease year then the initial lease term shall be extended to the last date of the calendar month six (6) years and six (6) months from the date the expansion space is delivered to Tenant for occupancy. In either case the expiration date for the original space and the expansion space will be the same.

2.  CONDITIONAL EXCUSE FROM PAYMENT OF BASE RENT.

    As consideration for Tenant's performance of all obligations to be performed by Tenant under the Lease, Landlord hereby excuses Tenant from the payment of Base Rent for the initially occupied Premises for the first six months of the term of this Lease; provided, Tenant shall not be in default hereunder. Should Tenant at any time during the term hereof be in default under this Lease, then the total sum of such Base Rent so conditionally excused shall become immediately due and payable by Tenant to Landlord. If at the date of expiration of the term of this Lease, including any option period, Tenant is not in default hereunder, Landlord shall waive any payment of all such Base Rent so excused.

3.  FURNITURE, TELEPHONE AND MOVING ALLOWANCE.

    Within thirty (30) calendar days after the Tenant's occupancy and acceptance of the Premises, Landlord shall make to Tenant a one-time payment in the amount of $13,200 as a Furniture, Telephone and Moving Allowance.

4.  EXTENSION OPTIONS.

    Landlord hereby grants Tenant one five-year extension option, the term of which shall begin after the expiration of the initial lease term as potentially extended under Paragraph 1 of this Addendum. Tenant shall have no right to extend the term beyond this one five-year option. Tenant shall exercise the option by giving Landlord written notice of at least (9) months prior to the expiration date of the initial lease term. The Base Rent for the extended term shall be as determined in Paragraphs 5, 6 and 8 of this Addendum.

5.  BASE RENT FOR INITIAL AND EXTENDED TERM.

    The Base Rent shall be paid based upon the amount of Rentable Square Feet occupied. The Rentable Square Feet shall be defined as the Usable Square Feet, plus a load factor of 76 sq.ft. for the initial premises and a total of 115 sq.ft for the expanded premises. The load factor represents Tenant's share of the Building's electrical room. Thus, the Rentable Square Feet is 11,092 sq.ft. before expansion and 16,788 sq.ft. after expansion. The rents before expansion are set forth below, the rents after expansion are set forth in Paragraph 8:



                                        -------------------------------------------------------------
                                        NNN RENT/S.F. RENTABLE            BASE RENT INITIAL
                                                 AREA                          PREMISES
                                        -------------------------------------------------------------
                                        -------------------------------------------------------------


                                                                        11,092 S.F. RENTABLE
                                                                     --------------------------------
    Year 1
                 Months 1-6                           $0.80          conditionally excused per PARA 2
                 Months 7-12                          $0.80                              $8,874
- -----------------------------------------------------------------------------------------------------
    Years 2-4                                         $1.00                             $11,092
- -----------------------------------------------------------------------------------------------------
    Years 5-7                                         $1.05                             $11,645
- -----------------------------------------------------------------------------------------------------
    Years 8-9                 adjusted as per PARA 6 hereof                          See PARA 6
- -----------------------------------------------------------------------------------------------------
    Years 10-12               adjusted as per PARA 6 hereof                          See PARA 6



6.  BASE RENT ADJUSTMENT.

    Should the lease term be extended under either the provisions of Paragraph
1 or 4 hereof, the Base Rent shall be adjusted at the start of the eighth and tenth lease years based upon the percentage increase of the Consumer Price Index For All Urban Consumers, San Francisco-Oakland-San Jose, All Items (1982-1984 =
100), as published by the U.S. Bureau of Labor Statistics ("Index"). The Adjustment Dates shall be 84 and 108 calendar months following the Commencement Date. The Index published most immediately preceding the start of the last Base Rent adjustment ("Beginning Index") and the Index published most immediately preceding the Adjustment Date ("Adjustment Index") are to be used in determining the amount of the adjustment. The monthly Base Rent until the next Base Rent adjustment shall be determined by multiplying the initial monthly Base Rent hereunder by a fraction, the numerator of which is the Adjustment Index and denominator of which is the Beginning Index. However, in no event will the monthly Base Rent be increased by an amount less than 4% per year or more than 6% per year. If the 1982-1984 base of the Index is changed, the new base shall be converted to the 1982-1984 base in accordance with the U.S. Department of Labor's conversion factor, and the base as so converted shall be used. If the U.S. Department of Labor ceases to publish the Index, then the successor index designated by the U.S. Department of Labor or, if no successor index is so designated, the most nearly comparable index shall be used.

For example:

    The first adjustment will be for 3 years (Lease years 5, 6 & 7) assuming an April 1, 1993 commencement date and assuming the Index is 173.7 for March 1997 (Beginning Index) and 201.1 for March 2000 (Adjustment Index) the calculation would be as follows:

Prior Base Rent for Expanded Premises x Adjustment Index / Beginning Index = New Base Rent $17,627 x 201.1/173.7 = $20,408

    Since the increase is 15.77% which is greater than 12.49% (4%/year for 3 years) and less than 19.10% (6%/year for 3 years) no additional adjustment would be required.

7.  ASSESSMENTS.

    Landlord anticipates working with the City of Petaluma to create an Assessment District to acquire the bridge and road improvements constructed in the Phase of Redwood Business Park in which the Building is located. Tenant shall pay its prorata share of such assessments assigned to the Building and Project provided Tenant's share not exceed in the first four lease years $0.03 per square foot of Tenant's Rentable Area per month. Thereafter, Tenant's share shall not exceed $0.06 per square foot of Tenant's Rentable Area per month.

8.  OPTION TO EXPAND.

    The Expansion Space shown in Exhibit A, contains 5,657 square feet of Usable Area and 5,696 square feet of Rentable Area and shall be reserved for Tenant's use for one year following the Commencement Date of the Lease. Tenant may lease this space by giving Landlord six (6) months written notice. Tenant shall not receive a conditional excuse from payment of rent on the expansion space and will not receive any additional Furniture, Telephone and Moving Allowance.

The Base Rent for the expanded Premises will be as set forth below:



                                      -----------------------------------------------------
                                       NNN RENT/S.F. RENTABLE          BASE RENT AFTER
                                                 AREA                     EXPANSION
                                      -----------------------------------------------------
                                      -----------------------------------------------------
                                                                     16,788 S.F. RENTABLE
                                                                     ----------------------
    Year 1
                   Months 1-6.        on expansion space only $0.80               $ 4,557
                   Months 7-12                             $0.80                  $13,430
- -------------------------------------------------------------------------------------------
    Years 2-4                                              $1.00                  $16,788
- -------------------------------------------------------------------------------------------
    Years 5-7                                              $1.05                  $17,627
- -------------------------------------------------------------------------------------------
    Years 8-9                         adjusted as per PARA 6 hereof            See PARA 6
- -------------------------------------------------------------------------------------------
    Years 10-12                       adjusted as per PARA 6 hereof            See PARA 6



    Tenant shall have an allowance to demise and improve the expansion space of $131,008 ($23 per square foot). Such allowance shall cover all items listed in the Work Letter Agreement, Exhibit B to this Lease, including architectural and permit costs. This allowance will not include the cost of filling in the truck dock and moving the exterior wall as shown in Exhibit A. Landlord need not do or pay for these modifications to the building until Tenant exercises its option to expand.

    Landlord shall install no improvements in the expansion space until Tenant exercises its right to lease the expansion space or until the period for Tenant's notice to exercise the expansion option expires.

9.  RIGHT OF FIRST OFFER TO LEASE.

    Landlord grants to Tenant a right of first offer to lease additional space within the Building as such space becomes available upon the vacation thereof by the then-current tenant. As such space becomes available to lease, Landlord shall notify Tenant thereof and offer such space to Tenant for lease. Tenant shall have ten (10) days in which to notify Landlord in writing of its intention to lease such space. Landlord and Tenant area free to agree on the rent term and interior improvements for such additional space and shall not be bound by the terms of this lease. If Landlord and Tenant can not agree on the terms for such a lease within ten (10) days of Tenants notice of intent to lease such space, Landlord shall be free to lease the space to another tenant.

10. SIGNAGE.

    Tenant may have a facia sign, at least (14) fourteen to (18) eighteen inches - See sign enclosure - with lettering nine inches high and a three inch high entry door sign as per the approved Redwood Business Park Sign Guidelines. Tenants logo may be on the fascia sign at same height as letters, high and the same color as the lettering. All such signage to be at Tenant's cost.


11. TENANT IMPROVEMENTS.

    Landlord's and Tenant's intention to improve the initial Premises without additional cost to Tenant for a budget of $255,116 ($23 per square foot) including architecture and permit costs as outlined in Exhibit B. Should the estimated cost for the construction of the initial agreed upon plan exceed this budget, Tenant shall agree to such changes as reasonably requested by Landlord to modify the plan to reduce the cost within the budget. Should Tenant not wish to make such changes, Tenant shall have the option to reimburse Landlord for the estimated cost savings of any changes to which Tenant does not agree. Such payment shall be made half prior to construction and half prior to occupancy.

                                    ADDENDUM #2 TO
                                OFFICE LEASE AGREEMENT


This Addendum #2 to Office Lease Agreement is made and entered into this 30th day of August 1993, by and between G & W/Redwood Associates Joint Venture (hereinafter "Landlord") and Advanced Fibre Communications (hereinafter "Tenant").

                                       RECITALS

A. Landlord and Tenant entered into that certain Office Lease Agreement dated February 1, 1993, ("the Lease") concerning the premises located at 1445 McDowell Boulevard North, Suite B Petaluma, California, consisting of approximately 11,092 rentable square feet ("Existing Space").

B. Space adjacent to such premises consisting of approximately 12,435 rentable square feet is available for lease ("Expansion Space").

C. Landlord and Tenant desire to expand into such adjacent space, extend the term, and add tenant improvements to the premises as hereinbelow provided.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.  THE PREMISES.

    The premises currently leased by Landlord to Tenant consisting of that certain space located in 1445 McDowell Boulevard North, Suite B, Petaluma, California containing approximately 11,092 rentable square feet shall be expanded to include the adjacent 12,435 rentable square feet as outlined on the in red on the floor plan attached hereto as Exhibit A and made a part hereof for a total of 23,527 rentable square feet.

2.  EXTENSION OF TERM.

    The term of the Lease for both the Expansion and the Existing space will be six (6) years, eight (8) months commencing October 1, 1993. Base Rent for any extension of this Lease term shall be as calculated in paragraphs 5 and 6 of Addendum #1 to the Lease.

3.  RENT.

    The rent payable for the Expansion Space shall be as follows:

                     EXPANSION SPACE BASE RENT (12,435 RENTABLE S.F.)
                               NNN Rent S.F.               Monthly Base Rent
                             ------------------------------------------------
                             ------------------------------------------------
              Year 1 *            $0.80                               $9,948
              ----------------------------------------------------------------
              Years 2 - 4         $0.94                              $11,689
              ----------------------------------------------------------------
              Years 5 - 7         $0.99                              $12,311

    Rent for the Existing Space (11,992 s.f.) and any extensions thereof, will continue at the rate stated in the Lease.

4.  TENANT IMPROVEMENTS.

    The Premises shall be build-out in accordance with the floor plan attached as Exhibit B, and in accordance with the Work Letter (Exhibit B) of the Lease. No computer or telephone wiring is included in Landlord's work. Additional work not covered in Exhibit B will be paid by Tenant, except Landlord, at Landlord's sole cost and expense, will install a hydraulic dock leveler on one side of the dock area.

5.  SECURITY DEPOSIT.

    One (1) month's security deposit in the amount of $11,689 will be required upon execution of this Lease Addendum in addition to the initial security deposit.

6.  OTHER TERMS AND CONDITIONS.

    Except as otherwise provided in this Addendum to the contrary, each and every term, condition, exhibits and covenant of the Lease shall remain in full force and effect.

Executed on the date above first mentioned in Petaluma, California.

LANDLORD:                                        TENANT:

G & W/REDWOOD ASSOCIATES, J.V.              ADVANCED FIBRE COMMUNICATIONS


By:  /S/ William C. White                   By:  /s/ Donald Green
     --------------------                        ------------------------
William C. White,
Managing General Partner                         Its: President
                                                 -----------------------


*   CONDITIONAL EXCUSE FROM PAYMENT OF BASE RENT.

    As consideration for Tenant's performance of all obligations to be performed by Tenant under the Lease, Landlord hereby excuses Tenant from the payment of Base Rent for the first two full months of the term of this Lease; provided, Tenant shall not be in default hereunder. Should Tenant at any time during the term hereof be in default under this Lease, then the total sum of such Base Rent so conditionally excused shall become immediately due and payable by Tenant to Landlord. If at the date of expiration of the term of this Lease, including any option period, Tenant is not in default hereunder, Landlord shall waive any payment of all such Base Rent so excused.

                                 [FLOOR PLAN OMITTED]

                           EXHIBIT A -COMPOSITE FLOOR PLAN

                                    ADDENDUM #3 TO
                                OFFICE LEASE AGREEMENT


This Addendum #3 to Office Lease Agreement is made and entered into this 31st day of July 1994, by and between G & W/Redwood Associates Joint Venture (hereinafter "Landlord") and Advanced Fibre Communications (hereinafter "Tenant").

                                       RECITALS

A. Landlord and Tenant entered into that certain Office Lease Agreement dated February 1, 1993, ("the Lease") concerning the premises located at 1445 McDowell Boulevard North, Suite B Petaluma, California, consisting of approximately 11,092 rentable square feet and Addendum #2 to Office Lease Agreement dated August 30, 1993 concerning the adjacent premises consisting of 12,435 rentable square feet for a total of 23,527 rentable square feet ("Existing Space").

B. Space adjacent to such premises consisting of approximately 11,376 rentable square feet is available for lease ("Expansion Space").

C. Landlord and Tenant a desire to expand into such adjacent space, extend the term, and add tenant improvements to the premises as hereinbelow provided.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.  THE PREMISES.

    The premises currently leased by Landlord to Tenant consisting of that certain space located in 1445 McDowell Boulevard North, Suite B, Petaluma, California containing approximately 23,527 rentable square feet shall be expanded to include the adjacent 11,376 rentable square feet as outlined in red on the floor plan attached hereto as Exhibit A and made a part hereof for a total of 34,903 rentable square feet.

2.  TERM

    The term of the Lease for the Expansion Space will be seven (7) years, six
    (6) months commencing September 15, 1994. The term of the Lease for the Existing Space shall be extended to be coterminous with the term for the Expansion Space.

3.  RENT.

    The base rent payable for the Expansion Space 11,376 rentable s.f. shall be as follows:

                                 NNN Rent             S.F.Monthly Base Rent
                             -------------------------------------------------
                             -------------------------------------------------
    Year 1                        $0.80                              $9,100
    --------------------------------------------------------------------------
    Years 2 - 4                   $0.99                             $11,263
    --------------------------------------------------------------------------
    Years 5 - 7                   $1.04                             $11,832
    --------------------------------------------------------------------------
    Year 8 ( 6 months)            $1.04                             $11,832

    Base Rent for the Existing Space (23,527 s.f.) and any extensions thereof, will continue at the rate stated in Addendum #1 of the original Lease paragraphs 5 and 6.

4.  CONDITIONAL EXCUSE FROM PAYMENT OF BASE RENT.

    As consideration for Tenant's performance of all obligations to be performed by Tenant under the Lease, Landlord hereby excuses Tenant from the payment of Base Rent on the Expansion Space for the first three (3) months of the term of this Lease Addendum; provided, Tenant shall not be in default hereunder. Should Tenant at any time during the term hereof be in default under this Lease, then the total sum of such Base Rent so conditionally excused shall become immediately due and payable by Tenant to Landlord. If at the date of expiration of the term of this Lease, including any option period, Tenant is not in default hereunder, Landlord shall waive any payment of all such Base Rent so excused. However, during the period in which the Base Rent is conditionally excused, Tenant shall nonetheless be liable for the cost of its prorata share of Taxes and Operating Expenses and other costs and expenses as herein provided.

5.  TENANT IMPROVEMENTS.

    Landlord shall, at Landlord's sole cost and expense build-out the premises in accordance with the floor plan attached as Exhibit B, and in accordance with the Work Letter (Exhibit B) of the Lease. No computer or telephone wiring is included in Landlord's work. Additional work not covered in Exhibit B will be paid by Tenant.

6.  OTHER TERMS AND CONDITIONS.

    Except as otherwise provided in this Addendum to the contrary, each and every term, condition, exhibits and covenant of the Lease shall remain in full force and effect.

Executed on the date above first mentioned in Petaluma, California.

LANDLORD:                                        TENANT:

G & W/REDWOOD ASSOCIATES, J. V.             ADVANCED FIBRE COMMUNICATIONS


By: /s/ William C. White                    By:  /s/ Daniel E. Steimle
    ---------------------                        ------------------------
William C. White,
Managing General Partner                    Its: VP, CFO
                                                 ------------------------

                                2[FLOOR PLAN OMITTED]


                          Exhibit A  - COMPOSITE FLOOR PLAN

                                    ADDENDUM NO. 4
                                          TO
                       1445 MCDOWELL BOULEVARD NORTH NET LEASE


THIS ADDENDUM NO. 4 TO 1445 McDowell Boulevard North Net Lease ("Addendum No. 4") is entered into as of______________________________, 1995, by and between
G & W/Redwood Associates Joint Venture, a California general partnership ("Landlord"), and Advanced Fibre Communications, a California corporation ("Tenant"). Terms which are capitalized in this Addendum No. 4 but not defined herein shall have the meanings stated in the Lease.

This Addendum No. 4 is entered into on the basis of the following facts, intentions and understandings of the parties:

A. Landlord and Tenant entered into that certain 1445 McDowell Boulevard North Net Lease and Addendum No. 1 on February 1, 1993 and Addendum No. 2 on August 30, 1993 and Addendum No. 3 on July 3, 1994 collectively ("1445 Lease").

B. Landlord and Tenant have also entered into that certain 1440 McDowell Boulevard North Net Lease and Addendum No. 1 ("1440 Lease") as of the execution date of this Addendum No. 4.

C. As partial consideration for Landlord leasing to Tenant the space subject to the terms of the 1440 Lease, Tenant is willing to extend the term of the Lease so that it becomes coterminous with the term of the 1440 Lease.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, the parties agree as follows:

1. TERM.

    The term of the 1445 Lease shall be extended so that it is coterminous with the term of the 1440 Lease, such that the term of the Lease shall expire eight (8) years and ten (10) months after the commencement date of the 1440 Lease. The commencement date of the 1445 Lease shall remain unchanged.

2.  REMAINDER UNCHANGED.

    This Amendment shall supersede and cancel all prior and contemporaneous written and oral agreements, correspondence and communications between the parties regarding the subject matter hereof. Except as provided in this Addendum No. 4, the 1445 Lease shall remain in full force and effect and unamended.

IN WITNESS WHEREOF, this Addendum No. 4 is executed by the parties on the date first written and shall be deemed effective as of the execution date of the 1445 Lease.

TENANT:                           LANDLORD

Advanced Fibre Communications,    G & W/Redwood Associates Joint Venture,
a California Corporation          a California General Partnership

                                  By: G & W/McDowell Associates: 1985
By:  /s/ Daniel E. Steimle        a California General Partnership
     ------------------------
Its: VP,CFO                       By: /s/ William S. White
    ------------------------          -------------------------------
                                      William C. White
                                      Managing General Partner